UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RAMACO RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-4018838
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

250 West Main Street, Suite 1900 Lexington, Kentucky	40507
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Class A common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-267152

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Explanatory Note

Ramaco Resources, Inc. (the “Company” or the “Registrant”), previously filed a Registration Statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”) on January 31, 2017 with respect to common stock of the Company (the “Prior Form 8-A”). On June 12, 2023, the Company filed with the Delaware Secretary of the State its Second Amended and Restated Certificate of Incorporation which, among other things, changed the name of the Company’s common stock from “common stock” to “Class A common stock.” The Company is amending the Prior Form 8-A to reflect such change. The Company’s Class A common stock will continue to trade on The Nasdaq Stock Market LLC under the symbol “METC.”

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A common stock is set forth under the heading “Description of Common Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-267152), originally filed with the SEC on August 30, 2022, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A/A relates, and which is incorporated by reference herein. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the SEC on June 12, 2023).
3.2	Amended and Restated Bylaws of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the SEC on February 14, 2017).
3.3	Amendment No. 1 to the Amended and Restated Bylaws of Ramaco Resources, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the SEC on December 15, 2020).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 333-215363) filed with the Commission on December 29, 2016).
4.2	Registration Rights Agreement, dated as of February 8, 2017, by and among Ramaco Resources, Inc. and the stockholders named therein (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the Commission on February 14, 2017).
4.3	Shareholders’ Agreement, dated as of February 8, 2017, by and among Ramaco Resources, Inc., Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., Yorktown Energy Partners XI, L.P., Energy Capital Partners Mezzanine Opportunities Fund, LP, Energy Capital Partners Mezzanine Opportunities Fund A, LP, and ECP Mezzanine B (Ramaco IP), LP. (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-38003) filed with the Commission on February 14, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RAMACO RESOURCES, INC.

By:	/s/ Randall W. Atkins
Name:	Randall W. Atkins
Title:	Chairman and Chief Executive Officer

Date: June 15, 2023